Exhibit 99.4


     CERTIFICATE OF APPROVAL FOR ESTABLISHMENT OF ENTERPRISES WITH FOREIGN
                  INVESTMENT IN THE PEOPLE'S REPUBLIC OF CHINA

Approval Number:    Commercial Foreign Capital Henan Government Capital No.
                    [2005] 0030

Code for Import and Export Enterprise: 4100777984088

Date of Approval:   September 15, 2005

Date of Issuance:   September 15, 2005

Serial Number of Certificate Issuance: 4100004503

Name of Enterprise: Henan Zhongpin Food Co., Ltd.

Address: south of Changxing Road, Changge City, Henan Province

Type of Business:   Enterprise with Foreign Investment

Duration of Operation: 20 years

Total Investment: RMB (Y)22.85 million [US $2.76 million at the exchange rate of
                  US $1 = RMB (Y)8.27]

Registered Capital: RMB (Y)16 million [US $1.93 million at the exchange rate of
                    US $1 = RMB (Y)8.27]

Scope of Business:  processing of domestic animals and poultry as well as their products; animal oil, aquatic products, drinking water, fast frozen fast food, fast frozen vegetables, processing and selling of canned food, import and export business (excluding distribution of imported goods).

Name of Investors:  Falcon Link Investment Limited

Place of Registration:  British Virgin Islands

Capital Contribution:  U.S. dollars in cash equivalent to RMB (Y)16 million


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